                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                       BOSTON COMMUNICATIONS GROUP, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[_] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON THURSDAY, MAY 22, 1997

  The Annual Meeting of Shareholders of Boston Communications Group, Inc. (the "Company") will be held at the Company at 100 Sylvan Road, Woburn
Massachusetts at 9:00 a.m., local time, to consider and act upon the following matters:

  1. To elect Craig L. Burr and Gerald Segel as Class I Directors, to serve for a three-year term.

  2. To ratify the selection of Ernst & Young LLP by the Board of Directors as the Company's independent auditors for the current fiscal year.

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Shareholders of record at the close of business on April 14, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

                                          By Order of the Board of Directors,

                                          Alan J. Bouffard,
                                          Clerk

Woburn, Massachusetts
April 18, 1997

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                       BOSTON COMMUNICATIONS GROUP, INC.
                                100 SYLVAN ROAD
                          WOBURN, MASSACHUSETTS 01801

            PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 22, 1997

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Boston Communications Group, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on May 22, 1997 and at any adjournments of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with the shareholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a shareholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Clerk of the Company or by voting in person at the Annual Meeting.

  The Company's Annual Report to Shareholders for 1997 is being mailed to shareholders concurrently with this Proxy Statement.

  A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request to the Clerk of the Company, Boston Communications Group, Inc., 100 Sylvan Road, Woburn, Massachusetts 01801.

VOTING SECURITIES AND VOTES REQUIRED

  At the close of business on April 14, 1997, the record date for the determination of shareholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 12,731,162 shares of common stock, $.01 par value per share, of the Company (the "Common Stock"), constituting all of the voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

  The presence or representation by proxy of the holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present.

  The affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting is required for the election of directors and the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year.

  Shares that abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters, such as the ones presented for shareholder approval at this Annual Meeting, that require the affirmative vote of a certain percentage of the shares voting on the matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as of January 31, 1997, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director and each person nominated to become a director of the Company, (iii) each executive officer of the Company named in the Summary

Compensation Table set forth under the caption "Executive Compensation" below and (iv) all current directors and executive officers of the Company as a group:

                                                NUMBER OF SHARES PERCENTAGE OF
                                                  BENEFICIALLY    COMMON STOCK
              BENEFICIAL OWNER                      OWNED(1)     OUTSTANDING(2)
              ------------------                ---------------- --------------
Entities Affiliated with Burr, Egan, Deleage &
 Co.(3).......................................     2,497,230          19.6%
Highland Capital Partners L.P.(4).............     1,963,572          15.4%
Paul J. Tobin(5)..............................       824,331           6.5%
Robert J. Sullivan............................       637,535           5.0%
Frederick E. von Mering(6)....................       593,464           4.6%
George K. Hertz(7)............................       553,810           4.2%
Brian E. Boyle(8).............................       435,425           3.4%
Jerrold D. Adams..............................         2,000             *
Paul R. Gudonis...............................         2,000             *
Gerald Segel..................................         2,500             *
Craig L. Burr(9)..............................           --             --
James L. McLean(10)...........................           --             --
All current directors and executive officers
 as a group (9 persons)(11)...................     6,874,332          51.1%

--------
 * Less than 1%
(1) Each person has sole investment and voting power with respect to the shares indicated, except as otherwise noted. The number of shares of Common Stock beneficially owned is determined under the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. Any reference in the footnotes below to stock options held by the person in question relates to stock options which are currently exercisable or exercisable within 60 days after January 31, 1997.
(2) The number of shares deemed outstanding with respect to a named person includes 12,722,685 shares outstanding as of January 31, 1997 plus any shares subject to options held by the person in question that are currently exercisable or exercisable within 60 days after January 31, 1997.
(3) Comprised of 2,083,812 shares, 212,859 shares, 177,027 shares, 22,326 shares and 1,206 shares held by Alta III Limited Partnership, C.V. Sofinnova Partners Four, Gallion Partners II, Alta Jami Boston Ltd. Partnership and Golden Coins N.V., respectively, each of which entities is affiliated with Burr, Egan, Deleage & Co. Craig L. Burr, a Director of the Company, is a Managing General Partner of Burr, Egan, Deleage & Co. Mr. Burr disclaims beneficial ownership of such shares, except to the extent of his direct pecuniary interest therein.
(4) James L. McLean, a Director of the Company, is affiliated with the general partner of Highland Capital Partners, L.P. and may be deemed to beneficially own the shares of Common Stock held by Highland Capital Partners, L.P. Mr. McLean disclaims beneficial ownership of such shares, except to the extent of his direct pecuniary interest therein.
(5) Includes 424,331 shares held by the Paul J. Tobin 1988 Trust and 400,000 shares held by the Margaret M. Tobin 1988 Trust. Mr. Tobin is the trustee of the Paul J. Tobin 1988 Trust. Margaret M. Tobin, the spouse of Paul J. Tobin, is trustee of the Margaret M. Tobin 1988 Trust.
(6) Includes 130,654 shares issuable pursuant to stock options which are currently exercisable.
(7) Comprised solely of 522,624 shares issuable pursuant to options which are currently exercisable or exercisable within 60 days after January 31, 1997.
(8) Comprised of 58,675 shares held in trust for the benefit of Mr. Boyle's children and 376,750 shares owned by Sand Drift, Ltd. of which Mr. Boyle is a limited partner. Mr. Boyle disclaims beneficial ownership of these shares, except to the extent of his direct pecuniary interest therein.
(9) Excludes an aggregate of 2,497,230 shares held by entities affiliated with Burr, Egan, Deleage & Co. Mr. Burr is a Managing General Partner of Burr, Egan, Deleage & Co. and may be deemed to beneficially own such shares. Mr. Burr disclaims beneficial ownership of such shares, except to the extent of his direct pecuniary interest therein.
(10) Excludes 1,963,572 shares held by Highland Capital Partners, L.P. Mr. McLean is affiliated with the general partner of Highland Capital Partners L.P. and may be deemed to beneficially own such shares. Mr. McLean disclaims beneficial ownership of such shares, except to the extent of his direct pecuniary interest therein. Mr. McLean will not be standing for re-election to the Board of Directors.
(11) Includes an aggregate of 2,497,230 shares held by entities affiliated with Burr, Egan, Deleage & Co. Mr. Burr is a Managing General Partner of Burr, Egan, Deleage & Co. Includes 1,963,573 shares held by Highland Capital Partners, L.P. Mr. McLean is affiliated with the general partner of Highland Capital Partners, L.P. Messrs. Burr and McLean disclaim beneficial ownership of such shares, except to the extent of their direct pecuniary interest therein. Also includes an aggregate of 684,464 shares issuable pursuant to options exercisable within 60 days after January 31, 1997.

                             ELECTION OF DIRECTORS

  The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. The Board currently consists of three Class I Directors, whose terms expire at the 1997 Annual Meeting of Shareholders, three Class II Directors, whose terms expire at the 1998 Annual Meeting of Shareholders and three Class III Directors whose terms expire at the 1999 Annual Meeting of Shareholders (in all cases subject to the election of their successors and to their earlier death, resignation or removal).

  The persons named in the enclosed proxy will vote to elect Craig L. Burr and Gerald Segel as Class I Directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. Mr. McLean, a Class I Director, will not be standing for re-election to the Board of Directors. The Company has no nominating committee, and all nominations are made by the Board of Directors. Each nominee has indicated his willingness to serve, if elected, but if any nominee should be unable to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.

  Set forth below are the name, age and certain other information with respect to each director and nominee for director of the Company.

NOMINEES FOR CLASS I DIRECTORS

  Craig L. Burr, 51, has served as a Director of the Company since April 1993. Mr. Burr has been a Managing General Partner of Burr, Egan, Deleage & Co., a venture capital firm, since 1979. Mr. Burr received his B.A. from Harvard College and his M.B.A. from Harvard Graduate School of Business Administration. Mr. Burr is a Director of several privately-held companies affiliated with Burr, Egan, Deleage & Co. Mr. Burr is a nominee for re-election to the Board of Directors as a Class I Director.

  Gerald Segel, 76, has served as a Director of the Company since October 1996. Prior to his retirement in May 1990, Mr. Segel was Chairman of Tucker Anthony Incorporated from January 1987 to May 1990. From 1983 to January 1987 he served as President of Tucker Anthony Incorporated. Mr. Segel is also a director of Litchfield Financial Inc., Hologic, Inc. and Vivid Technologies, Inc. He is a nominee for re-election to the Board of Directors as a Class I Director.

CLASS I DIRECTOR

  James L. McLean, 35, has served as a Director of the Company since May 1995. Mr. McLean has been employed by Highland Capital Partners, Incorporated, a venture capital firm, since December 1994. From December 1993 to December 1994, he was an associate with Highland Capital Partners. Prior to that, Mr. McLean was an associate with Accel Partners, a venture capital firm, from October 1990 to December 1993. Mr. McLean received his B.S. from Harvard University and his M.B.A. from the University of California, Berkeley. Mr. McLean has declined to stand for re-election to the Board of Directors.

CLASS II DIRECTORS

  Jerrold D. Adams, 57, has served as a Director of the Company since April 1996. Mr. Adams was President and Chief Operating Officer of Iridium, Inc., an international consortium developing a worldwide communications system for portable hand-held telephones, from 1991 until 1997. Prior to that, Mr. Adams served as Director of PCN Operations in Europe of Motorola from 1990 to 1991, Senior Vice President of McCaw Cellular, a national non-wireline cellular company, from 1988 to 1990 and General Manager of Metro One, a New York non-wireline cellular carrier, from 1986 to 1988. Mr. Adams received his B.A. from Coe College and attended the Wharton School of Business and the University of Illinois.

  Paul R. Gudonis, 43, has served as a Director of the Company since April 1996. Mr. Gudonis has been President and General Manager of BBN Planet, an internet service provider, since November 1994. Mr. Gudonis is also a Corporate Vice President of BBN Corporation, the parent corporation of BBN Planet. Mr. Gudonis previously served from 1991 to November 1994 as General Manager of the Communications Industry Group International division of EDS Corporation, and as Senior Vice President and General Manager of APPEX Corp. from January 1989 until it was acquired by EDS Corporation in October 1990. Mr. Gudonis received his B.S. from Northwestern University and his M.B.A. from Harvard Graduate School of Business Administration.

  Frederick E. von Mering, 44, has served as a Director of the Company and as its Vice President, Finance and Administration since 1989. Prior to joining the Company, Mr. von Mering served as Regional Vice President and General Manager for the paging division of Metromedia, Inc., a communications company, from 1980 to 1986. From 1975 to 1979, Mr. von Mering was employed at Coopers & Lybrand LLP. Mr. von Mering earned his B.A. degree in accounting from Boston College and his M.B.A. from Babson College.

CLASS III DIRECTORS

  Brian E. Boyle, 49, has served as Vice Chairman of the Company since February 1996 and as Chairman, New Wireless Services of the Company from January 1994 to February 1996. From July 1990 to September 1993, Mr. Boyle served as Chairman and Chief Executive Officer of Credit Technologies, Inc., a supplier of customer application software for the cellular telephone industry. Prior to 1990, Mr. Boyle founded and operated a number of ventures servicing the telecommunications industry, including APPEX Corp. (now EDS Personal Communications Division of EDS Corporation, a global telecommunications service company) and Leasecomm Corp., a micro-ticket leasing company. Mr. Boyle earned his B.A. in mathematics from Amherst College and his B.S., M.S. and Ph.D. in electrical engineering and operations research from M.I.T. Mr. Boyle is also a Director of Saville Systems PLC, a provider of customized billing solutions to telecommunications providers, as well as of several private companies.

  George K. Hertz, 50, has served as a Director and Chief Executive Officer and President of the Company since February 1996. From April 1988 to March 1996, Mr. Hertz served as President of Advanced MobileCom, a wholly-owned subsidiary of Fidelity Investment Corp., focusing on pursuing opportunities in the wireless communications industry. Mr. Hertz also served as President of PhaseOne Development Corporation, a communications and entertainment company, from 1984 to 1987 and in various capacities at Zip-Call, Inc., a paging company, from 1982 to 1983. Mr. Hertz received his B.A. and M.A. in political science and public administration from the University of Massachusetts.

  Paul J. Tobin, 53, has served as Chairman of the Board of Directors since February 1996 and served as the Company's President and Chief Executive Officer from 1990 until February 1996. Prior to joining the Company, Mr. Tobin served as President of Cellular One Boston/Worcester from July 1984 to January 1990 and as a Regional Marketing Manager for Satellite Business Systems, a joint venture of IBM, Comsat Corp. and Aetna Life & Casualty from April 1980 to June 1984. Mr. Tobin received his undergraduate degree in economics from Stonehill College and his M.B.A. in marketing and finance from Northeastern University. Mr. Tobin also serves as a member of the Board of Trustees at Stonehill College.

BOARD AND COMMITTEE MEETINGS

  The Company has a standing Audit Committee of the Board of Directors, which reviews the Company's internal accounting control policies and procedures, the performance of the Company's independent auditors in the annual audit and auditors' fees; considers and recommends the selection of the Company's independent auditors; reviews and approves any major accounting policy changes affecting the Company's operating results and provides the opportunity for direct contact between the Company's independent auditors and the Board of Directors. The Company's consolidated financial statements are currently audited by Ernst & Young LLP. The Audit Committee met two times during fiscal 1996. The current members of the Audit Committee are Messrs. Adams, McLean, Segel and Gudonis. Mr. McLean is not standing for re-election to the Board of Directors at this Annual Meeting.

  The Company has a standing Compensation Committee of the Board of Directors, which provides recommendations to the Board regarding compensation programs of the Company and administers and has authority to grant stock options under the Company's 1996 Stock Option Plan (the "1996 Option Plan") to all employees, directors and officers of the Company, including those persons who are required to file reports ("Reporting Persons") pursuant to Section 16(a) of the Exchange Act. The Compensation Committee also administers the Company's 1996 Employee Stock Purchase Plan (the "1996 Purchase Plan"). The Compensation Committee met one time during fiscal 1996. The current members of the Compensation Committee are Messrs. Adams, Burr, Segel and Gudonis.

  The Board of Directors held seven meetings during fiscal 1996. Each director attended at least 75% of the aggregate number of Board meetings and meetings held by all committees on which he then served.

DIRECTOR COMPENSATION AND STOCK OPTIONS

  Non-employee directors (which consist of Messrs. Adams, Gudonis, Segel, Burr and McLean) receive $1,000 per meeting attended for their services as members of the Board of Directors and are reimbursed for their expenses incurred in connection with attending Board and committee meetings. Directors who serve on the Audit Committee or Compensation Committee receive $500 for each such committee meeting attended.

  Under the terms of the 1996 Option Plan options to purchase shares of Common Stock may be granted to members of the Board of Directors. Pursuant to the 1996 Option Plan, on June 17, 1996, the Company granted to each of Messrs. Adams and Gudonis an option to purchase 15,000 shares of the Company's Common Stock at an exercise price of $14.00 per share (the fair market value on the date of grant). On February 10, 1997, the Company granted to Gerald Segel an option to purchase 15,000 shares of the Company's Common Stock at an exercise price of $6.00 per share (the fair market value on the date of grant).

EXECUTIVE COMPENSATION

 Summary Compensation

  The following table sets forth certain compensation information, for the fiscal years indicated, of the Company's Chief Executive Officer and the Company's three other most highly compensated executive officers whose cash compensation exceeded $100,000 during the fiscal year ended December 31, 1996 (collectively, the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                          ANNUAL       LONG-TERM
                                      COMPENSATION(1) COMPENSATION
                                      --------------- ------------
                                                       SECURITIES
                               FISCAL  SALARY  BONUS   UNDERLYING     ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR    ($)     ($)     OPTIONS    COMPENSATION(2)
 ---------------------------   ------ -------- ------ ------------ ---------------
 Paul J. Tobin(3)............   1996  $159,794    --     25,000          --
  Chairman of the Board of
   Directors and                1995   160,000 60,000       --           --
  former President and Chief
   Executive Officer
 Brian E. Boyle..............   1996   145,307    --    125,000          --
  Vice Chairman of the Board
   of Directors                 1995   150,000    --        --           --
 George K. Hertz(4)..........   1996   201,922          666,175          --
  President, Chief Executive
   Officer                      1995       --     --        --           --
  and Director
 Frederick E. von Mering(5)..   1996   149,807    --    155,654          --
  Vice President, Finance and   1995   150,000 40,000       --           --
  Administration and Director

--------
(1) All amounts reflected in this table for the year ended December 31, 1995, and for a portion of 1996, were paid to the Named Executive Officers by Boston Communications Capital Corp. ("BCCC") for services rendered by the Named Executive Officers on behalf of the Company, pursuant to a Management Agreement between the Company and BCCC. This Management Agreement terminated on March 31, 1996. See "Certain Transactions."
(2) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constitute less than the lesser of $50,000 or ten percent of the total salary and bonus reported for the executive officer during the years ended December 31, 1995 and 1996.
(3) Mr. Tobin resigned as President and Chief Executive Officer of the Company effective February 6, 1996. In January 1997, Mr. Tobin surrendered his options to purchase 25,000 shares of the Company's Common Stock.
(4) Mr. Hertz was elected President and Chief Executive Officer of the Company effective February 6, 1996.
(5) In January 1997, Mr. von Mering surrendered his options to purchase 25,000 shares of the Company's Common Stock.

 Option Grants

  The following table sets forth certain information concerning option grants during the fiscal year ended December 31, 1996 to the Named Executive Officers and the number and value of the unexercised options held by such persons on December 31, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                                          POTENTIAL REALIZABLE VALUE
                          NUMBER OF   PERCENT OF                              AT ASSUMED RATES OF
                          SECURITIES TOTAL OPTIONS                         STOCK PRICE APPRECIATION
                          UNDERLYING  GRANTED TO                              FOR OPTION TERM(1)
                           OPTIONS   EMPLOYEES IN   EXERCISE   EXPIRATION ---------------------------
         NAME             GRANTED(#)  FISCAL YEAR  PRICE($/SH)    DATE        5%($)          10%
         ----             ---------- ------------- ----------- ---------- ---------------------------
Paul J. Tobin(2).........   25,000        1.6%       $14.00    6/17/2006  $     220,112 $     557,809
Brian E. Boyle...........  125,000        8.2         14.00    6/17/2006      1,100,558     2,789,045
George K. Hertz..........  522,624       34.4          5.75     2/6/2011      3,242,280     9,547,916
                            93,551        6.2         10.00    3/31/2006        588,333     1,490,960
                            50,000        3.3         14.00    6/17/2006        440,223     1,115,618
Frederick E. von
 Mering(2)...............  130,654        8.6          5.75     2/6/2011        810,557     2,386,942
                            25,000        1.6         14.00    6/17/2006        220,112       557,809

--------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock prices. This table does not take into account any appreciation or depreciation in the price of the Common Stock to date. Actual gain, if any, on stock option exercises will depend on future performance of the Common Stock and the date on which the options are exercised. Values shown are net of the option exercise price, but do not include deductions for tax or other expenses associated with the exercise.
(2) In January 1997, both Messrs. Tobin and von Mering surrendered their respective options to purchase 25,000 shares of the Company's Common Stock.

 Option Exercises and Holdings

  The following table sets forth certain information concerning each exercise of a stock option during the fiscal year ended December 31, 1996 by each of the Named Executive Officers, and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES     VALUE OF
                                                               UNDERLYING         UNEXERCISED
                                                          UNEXERCISED OPTIONS    IN-THE-MONEY
                                                               AT FISCAL       OPTIONS AT FISCAL
                                                              YEAR-END(#)       YEAR-END($)(1)
                                                          -------------------- -----------------
                                    SHARES
                                  ACQUIRED ON    VALUE        EXERCISABLE/       EXERCISABLE/
         NAME                     EXERCISE(#) REALIZED($)    UNEXERCISABLE       UNEXERCISABLE
         ----                     ----------- ----------- -------------------- -----------------
George K. Hertz.................      --          --        522,624/143,551          --/--
Paul J. Tobin(2)................      --          --             -- /25,000          --/--
Brian E. Boyle..................      --          --             --/125,000          --/--
Frederick E. von Mering(2)......      --          --         130,654/25,000          --/--

--------
(1) The per share value of unexercised in-the-money options is calculated by subtracting the per share option exercise price from the last per share sale price of the Company's Common Stock on the Nasdaq National Market on December 31, 1996 ($5.75).
(2) In January 1997, Messrs. Tobin and von Mering surrendered their respective Options reflected in this Table to purchase 25,000 shares of the Company's Common Stock.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

  The Company entered into an employment letter agreement with George K. Hertz, effective February 6, 1996, pursuant to which Mr. Hertz was made the President and Chief Executive Officer and a Director of the Company. The agreement provides for an initial base salary of $250,000, plus an annual performance-based bonus. In addition, pursuant to the agreement, Mr. Hertz was granted (i) a non-qualified stock option to purchase 522,624 shares of Common Stock at an exercise price of $5.75 per share, which vested in full immediately upon the closing of the Company's initial public offering, and
(ii) a stock option which is in part an incentive stock option and in part a non-qualified stock option to purchase 93,551 shares of Common Stock, at an exercise price of $10.00 per share, vesting in three equal annual installments commencing on March 31, 1997, the first anniversary of the date of grant.

CERTAIN TRANSACTIONS

  Messrs. Tobin, Sullivan, Boyle and von Mering are each Directors and 25% shareholders of BCG Enterprises Corp. During the year ended December 31, 1996, the Company paid rent in an aggregate amount of $39,902 to BCG Enterprises Corp. for premises at One McKinley Square in Boston, Massachusetts under a lease with BCG Enterprises Corp. The Company surrendered the premises to BCG Enterprises Corp. and the lease terminated on July 31, 1996.

  The Company entered into a Management Agreement with Boston Communications Capital Corporation ("BCCC") in December 1992, which was amended in March 1994. Pursuant to the Management Agreement, the Company retained BCCC to provide management services by Messrs. Tobin, Boyle, von Mering and Robert J. Sullivan, among others. The Company paid BCCC a monthly management fee ranging from $70,000 to $84,000 per month in return for such services, which included the planning, management and operations of the Company. All amounts set forth in the Summary Compensation Table for 1995 and a portion of such amounts for 1996 were paid by BCCC from these monthly fees. The Management Agreement was terminated on March 31, 1996.

  The Company used a portion of the proceeds of its initial public offering to redeem its Redeemable Preferred Stock, including all accrued dividends thereon. In connection with this redemption, Messrs. Tobin and Sullivan, BCG Investments, Inc. (a company whose officers were Messrs. Tobin, von Mering and Sullivan and whose sole shareholder is Mr. Tobin) Highland Capital Partners, L.P. and entities affiliated with Burr, Egan, Deleage & Co. received $398,061, $165,497, $424,779, $5,854,148, and $7,382,402, respectively.

  On October 23, 1996, the Company acquired 62.5% of the outstanding capital stock of Wireless Americas Corp. ("WAC"), a Delaware corporation, from Robert Sproul, the then President of WAC, for an aggregate purchase price of $916,500 (the "Stock Purchase"). The purchase price was the agreed upon fair market value of the stock and was paid by the Company in cash. The Company previously owned 17.5% of the capital stock of WAC, which it purchased in February 1996 for $35,000.

  Of the total purchase price, $508,603 was used by Mr. Sproul to repay his debt to certain officers of the Company who held notes in the principal amount of $495,192, bearing interest at the rate of 6.5% per annum, compounded annually. These notes were secured by pledges of the stock that was purchased by the Company, which pledges were discharged at the closing of the Stock Purchase.

  The Company now owns 80% of the capital stock of WAC and has an option to purchase the remaining 20% of such capital stock from Mr. Sproul at its fair market value, as determined by the parties or by appraisal if the parties cannot agree, in either case, subject to certain minimum values if the revenues of WAC exceed certain amounts. The option is exercisable (i) during the period from November 1, 1998 until February 28, 2002 or (ii) upon the earlier termination of Mr. Sproul's employment with WAC, either voluntarily by Mr. Sproul or by WAC for cause.

  In addition, Mr. Sproul has the option to require the Company to purchase his 20% of the capital stock of WAC for the same price as provided for in the Company's option. Mr. Sproul's option is exercisable (i) during the period from November 1, 1998 until February 28, 2002, (ii) upon the termination of Mr. Sproul's employment with WAC, either voluntarily by Mr. Sproul or by WAC for any reason or (iii) if WAC is sold or merged.

  Mr. Sproul's employment with WAC terminated in March 1997. The Company and Mr. Sproul are currently in discussions regarding the sale of Mr. Sproul's stock in WAC to the Company.

  The Company has a Distribution Agreement with WAC, pursuant to which WAC is a non-exclusive distributor of the Company's products in Latin America. The term of the Distribution Agreement, which was originally entered into on January 31, 1996, extends through January 31, 2001.

  Prior to May 1996 Messrs. Tobin, Hertz, Boyle, von Mering, Sullivan and certain other employees of the Company owned 62.5% of the capital stock of WAC. In May 1996, certain of those individuals sold 62.5% of the capital stock of WAC to Mr. Sproul for an aggregate purchase price of $500,000. Mr. Sproul paid $4,808 in cash for such shares and executed promissory notes for the remaining balance, which were repaid as described above.

  The Company is party to a Registration Rights Agreement dated March 9, 1994, as amended, (the "1994 Registration Agreement") with certain of its shareholders, including certain of its executive officers, directors and their affiliates (the "Rightsholders"), who, at the time of execution of the Registration Rights Agreement, held an aggregate of 7,965,678 shares of Common Stock (the "Registrable Securities"). The 1994 Registration Agreement provides that in the event the Company registers any of its securities under the Securities Act, the Rightsholders will be entitled to include Registrable Securities in such registration.

  The Company believes that the terms of the foregoing transactions were no less favorable to the Company than could have been obtained from unaffiliated third parties. Company policy dictates that transactions, if any, between the Company and its officers, directors and other affiliates (i) be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, this policy requires that any loans by the Company to its officers, directors or other affiliates be for bona fide business purposes only.

STOCK PLANS

  1996 Stock Option Plan. The Company's 1996 Option Plan was adopted by the Board of Directors and approved by the shareholders of the Company in March 1996. The 1996 Option Plan provides for the grant of stock options to employees, officers and directors of, and consultants or advisers to, the Company and its subsidiaries. Under the 1996 Option Plan, the Company may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("incentive stock options"), or options not intended to qualify as incentive stock options ("non-statutory options"). Incentive stock options may only be granted to employees of the Company. A total of 1,264,792 shares of Common Stock have been reserved for issuance under the 1996 Option Plan. The maximum number of shares with respect to which options may be granted to any employee under the 1996 Option Plan shall not exceed 200,000 shares of Common Stock during any calendar year.

  The 1996 Option Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the 1996 Option Plan, the Compensation Committee has the authority to select the employees to whom options are granted and determine the terms of each option, including (i) the number of shares of Common Stock subject to the option, (ii) when the option becomes exercisable, (iii) the option exercise price, which, in the case of incentive stock options, must be at least 100% (110% in the case of incentive stock options granted to a shareholder owning in excess of 10% of the Company's Common Stock) of the fair market value of the Common Stock as of the date of grant, and (iv) the duration of the option (which, in the case of incentive stock options, may not exceed ten years). The Compensation Committee may, in its sole discretion, include additional provisions in any option or award granted or made under the 1996 Option Plan, including without limitation, restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Compensation Committee, so long as such provisions are not inconsistent with the 1996 Option Plan or applicable law. The Compensation Committee may also, in its sole discretion, accelerate or extend the date or dates on which all or any particular option or options granted under the 1996 Option Plan may be exercised.

  Payment of the option exercise price may be made in cash, shares of Common Stock, a combination of cash or stock or by any other method (including delivery of a promissory note payable on terms specified by the Compensation Committee) approved by the Compensation Committee consistent with Section 422 of the Code and Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended. Options are not assignable or transferable except by will or the laws of descent and distribution and, in the case of non-statutory options, pursuant to a qualified domestic relations order (as defined in the Code).

  As of December 31, 1996, the Company had approximately 707 employees (including executive officers) and five non-employee directors, all of whom were eligible to participate in the 1996 Option Plan. As option grants under the 1996 Option Plan are discretionary, the number of individuals receiving stock options will vary from year to year depending on various factors, and thus the Company cannot now determine award recipients.

  During 1996, the Named Executives (which includes all executive officers) received options under the 1996 Option Plan to purchase an aggregate of 318,551 (of which 50,000 have been surrendered) shares of Common Stock, at a weighted average exercise price of $12.83 per share, all employees, excluding current executive officers as a group, received options to purchase an aggregate of 510,000 shares of Common Stock at a weighted average exercise price of $12.97 per share, and all non-employee directors as a group received options to purchase an aggregate of 30,000 shares of Common Stock, at a weighted average exercise price of $14.00 per share. For additional information regarding the ownership of options by the Named Executives, see "Executive

Compensation--Option Grants" and "--Option Exercises and Holdings". On December 31, 1996, the closing price of the Company's Common Stock on the Nasdaq National Market was $5.75 and options to purchase an aggregate of 858,551 shares of Common Stock were outstanding under the 1996 Option Plan.

 FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the United States federal income tax consequences that generally will arise with respect to grants of stock options under the 1996 Option Plan and with respect to the sale of Common Stock acquired under the 1996 Option Plan.

 Incentive Stock Options

  In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option may, however, subject the participant to the alternative minimum tax.

  Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

  If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

  If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

 Non-qualified Stock Options

  As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-qualified stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-qualified stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NQO Stock") on the Exercise Date over the exercise price.

  With respect to any NQO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NQO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NQO Stock over the participant's tax basis in the NQO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NQO stock for more than one year prior to the date of the sale .

 Tax Consequences to the Company

  The grant of a stock option under the 1996 Option Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1996 Option Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1996 Option Plan, including as a result of the exercise of a non-qualified stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to ordinary compensation income recognized with respect to non-qualified stock options by participants under the 1996 Option Plan who are employees or otherwise subject to withholding.

  1996 Employee Stock Purchase Plan. The Company's 1996 Purchase Plan was adopted by the Board of Directors and approved by the shareholders of the Company in April 1996 and became effective upon the closing of the Company's initial public offering. The 1996 Purchase Plan authorizes the issuance of up to a total of 225,000 shares of Common Stock to participating employees.

  All employees of the Company who have been regularly employed by the Company for a minimum of 12 months, including directors of the Company who are employees, are eligible to participate in the 1996 Purchase Plan. Employees who would own 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary immediately after a grant of Common Stock under the Purchase Plan are not eligible to participate. As of December 31, 1996, approximately 303 of the Company's employees were eligible to participate in the Purchase Plan.

  On the first day of a designated payroll deduction period (the "Offering Period"), the Company will grant to each eligible employee who has elected to participate in the Purchase Plan an option to purchase shares of Common Stock as follows: the employee may authorize an amount (up to a maximum of 10% of such employee's regular pay) to be deducted by the Company from such pay during the Offering Period. On the last day of the Offering Period, the employee is deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions. Under the terms of the Purchase Plan, the option price is an amount equal to 90% of the fair market value per share of the Common Stock on either the first day or the last day of the Offering Period, whichever is lower. In no event may an employee purchase in any one Offering Period a number of shares which has an aggregate market value (determined on the last day of the Offering Period) in excess of $25,000. The Compensation Committee may, in its discretion, choose an Offering Period of 12 months or less for each of the Offerings and choose a different Offering Period for each Offering.

  If an employee is not a participant on the last day of the Offering Period, such employee is not entitled to exercise any option, and the amount of such employee's accumulated payroll deductions will be refunded. An employee's rights under the Purchase Plan terminate upon voluntary withdrawal from the Purchase Plan at any time, or when such employee ceases employment for any reason, except that upon termination of employment because of death, the employee's beneficiary has certain rights to elect to exercise the option to purchase the shares which the accumulated payroll deductions in the participant's account would purchase at the date of death.

 FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the United States federal income tax consequences that generally will arise with respect to participation in the 1996 Purchase Plan and with respect to the sale of Common Stock acquired under the 1996 Purchase Plan.

  The 1996 Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code.

 Tax Consequences to Participants

  In general, a participant will not recognize taxable income upon enrolling in the 1996 Purchase Plan or upon purchasing shares of Common Stock at the end of an Offering. Instead, if a participant sells Common Stock acquired under the 1996 Purchase Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

  If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the Offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of:

    (i) the excess of the fair market value of the Common Stock on the Grant Date over the price at which the participant purchased the Common Stock; and

    (ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock.

  Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

  If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

 Tax Consequences to the Company

  The offering of Common Stock under the 1996 Purchase Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the 1996 Purchase Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

                     REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors (the "Compensation Committee") is currently composed of four non-employee directors, Jerrold D. Adams, Paul R. Gudonis, Craig L. Burr and Gerald Segel. The Compensation Committee is responsible for establishing and administering the policies which govern both annual compensation and performance-based equity ownership of the Company's executive officers.

  This report is submitted by the Compensation Committee and addresses the Company's policies for 1996 as they apply to the Named Executive Officers.

 Policies and Philosophy

  The Company's executive compensation program is structured and administered to achieve three broad goals in a manner consistent with shareholder interests. First, the Compensation Committee structures executive compensation programs and decisions regarding individual compensation in a manner that the Compensation Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company. Finally, the Compensation Committee designs the Company's executive compensation programs to provide executives with long-term ownership opportunities in the Company in an attempt to align executive and shareholder interests.

  In evaluating both individual and corporate performance for purposes of determining salary and bonus levels and stock option grants, the Compensation Committee places significant emphasis on the extent to which strategic and business plan goals are met, including the progress and success of the Company with respect to matters such as achieving operating budgets, establishing strategic marketing, distribution and development alliances, product development and enhancement of the Company's strategic position, as well as on the Company's overall financial performance.

 Executive Compensation in Fiscal 1996

  The compensation programs for the Company's executives established by the Compensation Committee consist of three elements based upon the foregoing objectives: (i) base salary and benefits competitive with the marketplace;
(ii) bonus grants; and (iii) stock-based equity incentive in the form of participation in the 1996 Option Plan. The Compensation Committee believes that providing a base salary and benefits to its executive officers that are competitive with the marketplace enables the Company to attract and retain key executives. In addition, the Compensation Committee believes that bonuses based on both corporate and individual performance provide incentives to its executive officers that align their interests with those of the Company as a whole. The Compensation Committee generally provides executive officers discretionary stock option awards to reward them for achieving specified business objectives and to provide them with long-term ownership opportunities. In evaluating the salary level, bonuses and equity incentives to award to each current executive officer, the Compensation Committee examines the progress which the Company has made in areas under the particular executive officer's supervision, such as development or sales, and the overall performance of the Company. The Compensation Committee does not establish specific goals or milestones which automatically trigger additional compensation for the executive officer to accomplish established Company goals. The Compensation Committee opted not to award bonuses in 1996.

  In determining the salary and bonuses of each executive officer, including the Named Executive Officers, the Compensation Committee and the Board of Directors consider numerous factors such as (i) the individual's performance, including the expected contribution of the executive officer to the Company's goals, (ii) the Company's long-term needs and goals, including attracting and retaining key management personnel, and (iii) the Company's competitive position, including data on the payment of executive officers at comparable companies that are familiar to members of the Compensation Committee. The companies used by the Compensation Committee to compare executive compensation are companies of which the members of the Compensation Committee have specific knowledge and are considered as of the time those companies were at similar stages of development as the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions and the historic compensation levels of the individual. The Compensation Committee believes that the salary levels of its executive officers are in the middle third when compared to the compensation levels of companies at similar stages of development as the Company.

  Stock option grants made pursuant to the 1996 Option Plan in the fiscal year ended December 31, 1996 were designed to make a portion of the overall compensation of the executive officers receiving such awards vary depending upon the performance of the Company's Common Stock. Such grants, as a result of vesting arrangements applicable to such stock options, also serve as a means of retaining these individuals. In making stock option grants to executives, the Compensation Committee considers a number of factors, including the performance of the executive, the responsibilities of the executive, and the executive's current stock or option holdings.

 Benefits

  The Company's executive officers are entitled to receive medical benefits and life insurance benefits and to participate in the Company's 401(k) Savings Plan on the same basis as other full-time employees of the

Company. The Company's 1996 Employee Stock Purchase Plan, which is available to virtually all employees, including certain executive officers and directors who are employees, allows participants to purchase shares at a discount of approximately 10% from the fair market value at the beginning or end of the applicable purchase period.

 Compensation of the Chief Executive Officers in Fiscal 1996

  The compensation philosophy applied by the Compensation Committee in establishing the compensation for the Company's President and Chief Executive Officer is the same as for the other senior management of the Company--to provide a competitive compensation opportunity that rewards performance.

  The Company employed two persons as Chief Executive Officer during fiscal 1996. Until February 1996, Mr. Tobin served as President and Chief Executive Officer of the Company and was paid a salary of $159,794 for fiscal 1996. Mr. Tobin resigned both positions effective February 6, 1996 to become Chairman of the Board of Directors, and Mr. Hertz succeeded him.

  Mr. Hertz served in the positions of President, Chief Executive Officer and a director of the Company during the remainder of the fiscal year ended December 31, 1996 and he received a salary of $201,922 for fiscal 1996. The Compensation Committee established Mr. Hertz's base salary during fiscal 1996 at $250,000 considered by the Compensation Committee to be in the middle third of the compensation of Chief Executive Officers at other publicly-traded companies at the same stage of development as the Company. As part of Mr. Hertz's employment agreement he contracted to receive a bonus and options to purchase an aggregate of 616,175 shares of Common Stock at a weighted average exercise price of $6.40 per share. See "Employment Agreement with Executive Officers." Mr. Hertz was also granted an option to purchase 50,000 shares of Common Stock at an exercise price of $14.00 per share under the Option Plan. The Company did not pay Mr. Hertz a bonus in 1996.

 Compliance with Section 162(m) of the Code

  Section 162(m) of the Code, enacted in 1993, generally disallows tax deductions to publicly-traded corporations for compensation over $1,000,000 paid to the corporation's Chief Executive Officer or any of its other four most highly compensated executive officers. Qualifying performance-based compensation will not be subject to this disallowance if certain requirements are met. The Company currently intends to structure the compensation arrangements of its executive officers in a manner that will avoid disallowances under Section 162(m).

                                          COMPENSATION COMMITTEE

                                          Jerrold D. Adams, Chairman
                                          Craig L. Burr
                                          Paul R. Gudonis
                                          Gerald Segel

 Reports Under Section 16(a) of the Exchange Act

  Based solely on its review of copies of reports filed by persons ("Reporting Persons") required to file such reports pursuant to Section 16(a) of the Exchange Act, the Company believes that all filings required to be made by Reporting Persons of the Company were timely made in accordance with the requirements of the Exchange Act, except that Gerald Segel, a Director of the Company, as of October 28, 1996, filed a Form 3 on February 14, 1997 in connection with his appointment to the Board of Directors, and an amended Form 3 on April 11, 1997, relating to his purchase of 2,500 shares of Common Stock which occurred on December 17, 1996, and Jerrold D. Adams, a Director of the Company, filed a Form 5 on February 14, 1997, relating to his purchase of 2,000 shares of Common Stock which occurred on December 23, 1996.

STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total shareholder return on the Common Stock of the Company during the period from June 18, 1996 (the date on which the Company's Common Stock began trading on the Nasdaq National Market) to December 31, 1996 with the cumulative total return over the same period of
(i) the Nasdaq National Market (U.S. Companies) (the "Nasdaq Composite Index") and (ii) a Peer Group Index* selected by the Company. This comparison assumes the investment of $100 on June 18, 1996 in the Company's Common Stock, the Nasdaq Composite Index and the Peer Group Index and assumes dividends, if any, are reinvested.

                    [STOCK PERFORMANCE GRAPH APPEARS HERE]

                                                 JUNE 18, 1996 DECEMBER 31, 1996
                                                 ------------- -----------------
Boston Communications Group, Inc................    $100.00         $ 37.41
Nasdaq Stock Market--US.........................    $100.00         $108.65
Peer Group......................................    $100.00         $ 65.72

--------
* The Peer Group Index reflects stock performance of Brite Voice Systems, Lightbridge, Inc. and Metro One Telecommunications.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of Ernst & Young LLP as the Company's independent auditors for the current fiscal year. Ernst & Young LLP has served as the Company's independent auditors since 1988. Although shareholder ratification of the Board of Directors' selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give shareholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of Ernst & Young LLP.

  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

  All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

  Proposals of shareholders intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company at its principal office in Woburn, Massachusetts not later than December 19, 1997 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors,

                                          Alan J. Bouffard,
                                          Clerk

April 18, 1997

  THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT SHAREHOLDERS PLAN TO ATTEND, SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       BOSTON COMMUNICATION GROUP, INC.

                      1997 ANNUAL MEETING OF SHAREHOLDERS

                                 MAY 22, 1997


P          The undersigned shareholder of BOSTON COMMUNICATIONS GROUP, INC.
     hereby acknowledges receipt of this Notice of Annual Meeting of Shareholders and Proxy Statement, dated April 18, 1997, and hereby appoints Alan J. Bouffard and Fredrick von Mering, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the
R name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Shareholders of BOSTON COMMUNICATIONS GROUP, INC., to be held on May 22, 1997 at 9:00 a.m. (EST), local time, at the Company at 100 Sylvan Road, Woburn, Massachusetts, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote
O if then and there personally present, on the matters set forth on the reverse side.

           THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL
X BE VOTED FOR SUCH PROPOSAL. WITH RESPECT TO ANY OTHER MATTERS WHICH MAY ARISE, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PERSON(S) NAMED ABOVE.

     PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE
Y    ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


       CONTINUED AND TO BE SIGNED ON REVERSE SIDE

        [X]  Please mark votes as in this example.

             The Board of Directors recommends a vote "FOR all nominees" in
             Item 1, and "FOR" Item 2.


1.  Election of Directors
    Nominees:  Craig L. Burr and Gerald Segel.

                    FOR         WITHHELD
                    [_]            [_]

[_]
   -----------------------------------------
   For both nominees except as noted above


2.  To ratify the appointment of Ernst & Young LLP      FOR   AGAINST   ABSTAIN
    by the Board of Directors as the Company's          [_]     [_]       [_]
    independent auditors for the current year.



3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    MARK HERE FOR        [_]               MARK HERE IF YOU      [_]
    ADDRESS CHANGE                         PLAN TO ATTEND THE
    AND NOTE AT LEFT                       MEETING

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.




Signature                   Date           Signature                Date
         -------------------    -------             ---------------     ------





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